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                                                                     EXHIBIT 5.1










                                  May 23, 2000







(303) 298-5700                                                     C 66241-00022

NRG Energy, Inc.
1221 Nicollet Mall, Suite 700
Minneapolis, Minnesota  55403

         Re:      NRG Energy, Inc.
                  Registration Statement on Form S-1 (File No. 333-35096)

Ladies and Gentlemen:

         We have acted as counsel to NRG Energy, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the above-referenced Registration Statement with the Securities and Exchange Commission (the "Registration Statement") with respect to the registration under the Securities Act of 1933, as amended, of up to 32,395,500 shares of the Company's Common Stock, par value $0.01 per share, (the "Shares").

         We have examined the originals or certified copies of such corporate records, certificates of officers of the Company and/or public officials and such other documents and have made such other factual and legal investigations as we have deemed relevant and necessary as the basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed or photostatic copies and the authenticity of the originals of such copies.

         Based on our examination mentioned above, subject to the assumptions stated above and relying on the statements of fact contained in the documents that we have examined, we are of the opinion that

         (i) the issuance by the Company of the Shares will be duly authorized, and
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         (ii) when issued and paid for in accordance with the terms set forth in the Registration Statement, the Shares will be duly and validly issued, fully paid and non-assessable.

         This opinion letter is limited to presently existing laws and to the facts as they presently exist. We assume no obligation to revise or supplement this opinion letter should the laws or facts change after the date hereof.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and the prospectus that forms a part thereof. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Securities and Exchange Commission.

                                                  Very truly yours,

                                                  /s/GIBSON, DUNN & CRUTCHER LLP